EXHIBIT 99.1



[COMPANY LOGO]


For information contact:
Investor Relations: Rick Wadsworth, 519 729 7998 or ir@mdsi.ca
Media Relations: Robin Jones, 604 207 6111 or rjones@mdsi.ca



                                  NEWS RELEASE

                          MDSI REPORTS Q3 2003 RESULTS

                          ANNOUNCES FOUR NEW CONTRACTS


Richmond, B.C. (October 28, 2003) - For the third quarter of 2003, MDSI Mobile Data Solutions Inc. (NASDAQ:MDSI) (TSX:MMD), the leading provider of mobile workforce management solutions, recorded $12.5 million in revenue compared to $10.8 million in the same quarter a year ago. The Company earned $0.05 per fully diluted share compared to $0.01 per fully diluted share in Q3 2002. Both results were consistent with the Company's forecast for the period. Other significant news included four previously unannounced contracts covering approximately 1,300 Advantex(R) users across MDSI's core utility, telecommunications and cable markets, and further comments by MDSI(R) on its results for the full year.

"We are pleased to have met our top and bottom line targets for the quarter. I am also very encouraged to see activity during the quarter in both the telecommunications and cable markets, which have been very quiet for the last three years. While the implementations are small, they do support my view that we will see these markets begin to improve in 2004," stated Erik Dysthe, MDSI's President, CEO and Chairman.

Total revenue in Q3 2003 was $12.5 million, in line with the Company's forecast and up 15 percent from the result in Q3 2002. Software and services revenue was $7.9 million, up 20 percent from $6.6 million in Q3 2002, but lower than the Company's forecast of $8.5 million to $9.5 million. Q3 2003 maintenance and support revenue of $3.1 million was up 19 percent from $2.6 million in Q3 2002. Third party products and services revenue in Q3 2003 was $1.5 million, compared to $1.6 million in Q3 2002. The Q3 2003 amount includes approximately $754,000 (Q3 2002 - $0) attributable to zero-margin revenue associated with subcontract work of third party integrators and reimbursable expenses which MDSI is required to recognize on a gross basis under GAAP.

Total revenue for the first nine months of 2003 was $37.0 million, compared to $27.5 million for the first nine months of 2002, an increase of 35 percent. The year-to-date 2003 result included approximately $2.7 million (2002 - $0) attributable to zero-margin third party products and services revenue recognized on a gross basis.

Gross margin for Q3 2003 was 51.2 percent compared to 53.8 percent in Q2 2002. Gross margin for the first nine months of 2003 was 52.3 percent, compared to
55.9 percent in the first nine months of 2002. Recognizing the zero-margin third party products and services business on a gross basis reduced the Q3 2003 margin by 3.3 percent (Q3 2002 - 0 percent) and the nine-month 2003 margin by 4.2 percent (2002 - 0 percent).

Total operating expenses in Q3 2003 were $5.7 million, compared to $5.8 million in Q3 2002. For the first nine months of 2003, operating expenses were $18.3 million, equivalent to the first nine months of 2002. During this period, MDSI has strictly controlled its research and development, sales and marketing, and general and administrative expenses, which have collectively decreased by more than $900,000 compared to the first nine months of 2002. Total operating expenses would have decreased by a similar amount if not for certain strategic initiatives, for which the Company had no comparable program in 2002 and which have resulted in an additional $825,120 ($0.10 per fully diluted share) in expenses up to September 30, 2003. MDSI's success controlling costs during the year is particularly impressive considering weakness in the US dollar that has increased the reported value of MDSI's predominantly Canadian dollar denominated expense base.


                                     -more-

In Q3 2003, MDSI earned $409,376, or $0.05 per fully diluted share, consistent with the Company's forecast and compared to $76,272 or $0.01 per fully diluted share in Q3 2002. For the nine months ending September 30, 2003, MDSI earned $127,883, or $0.02 per fully diluted share, compared to a loss of $(1,806,828), or $(0.21) per fully diluted share, in the first nine months of 2002.

MDSI maintained a strong balance sheet during the quarter. At September 30, 2003, the Company's cash balance grew to $14.7 million from $11.0 million at December 31, 2002 and up from $13.7 million at June 30, 2003. The Company continues to have no long term debt other than capital lease obligations.

Looking forward, MDSI forecasts 18 to 20 percent total revenue growth for the year, exclusive of zero-margin third party products and services business recognized on a gross basis, and now expects growth in its software and services revenue to be approximately 25 percent (previously 30 percent). After giving effect to the strategic expenses incurred in Q2 2003, which cost the Company $(0.10) per fully diluted share, MDSI now believes that it will earn $0.06 or $0.07 per fully diluted share (previously estimated at $0.22 prior to taking into account the strategic expenses of $(0.10) per fully diluted share). The change in forecast is due primarily to weakness in the U.S. dollar and lower than expected software and services revenue in the second half of the year. While MDSI expects to incur additional strategic expenses in connection with the investigation of potential strategic opportunities, the Company has not included such expenses in its forecasts as the amounts are not currently determinable and will depend on the nature of the opportunities.

Since the last quarterly earnings news release MDSI has signed four major, previously unannounced contracts, which together covered 1,300 Advantex users. One contract was with an integrated telecommunications company, two with cable companies, and one with a utility company. Two of the contracts were with new customers and all were in North America. Additionally, MDSI announced a contract today with an American Water subsidiary, New Jersey American, covering 200 users.

All figures in this news release are unaudited, expressed in U.S. dollars and are prepared in accordance with generally accepted accounting principles (GAAP) in the United States. For more information, unaudited, condensed consolidated statements of operations and unaudited, condensed consolidated balance sheets are presented below.


ABOUT MDSI
MDSI is the largest, most successful and experienced provider of mobile workforce management software in the world. MDSI's software improves customer service and relationships and reduces operating costs by allowing companies to manage field resources more effectively. Headquartered in Richmond, BC, Canada, MDSI was founded in 1993 and has approximately 350 employees. The company has operations and support offices in the United States, Canada, Europe and Australia. MDSI services approximately 100 customers and has licensed more than 80,000 field service users around the world. MDSI is a public company traded on the Toronto Stock Exchange (MMD) and on NASDAQ (MDSI). www.mdsi-advantex.com.


                                      ####



This press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this release include statements regarding: MDSI's expectations regarding the amount and timing of revenues and earnings in future periods; MDSI's expectations regarding the mix of revenues in future periods; MDSI's expectations regarding the amount and adequacy of its cash reserves in future periods; MDSI's expectations related to the weakness in the U.S. dollar; MDSI's expectations for improvement in the telecommunications and cable markets; MDSI's other forecasts; MDSI's expectations related to strategic transactions; and MDSI's expectations regarding the amount of expenses in future periods. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties such as: the possibility that our potential customers will defer purchasing decisions due to economic, political or other conditions or will purchase products offered by our competitors; risks associated with litigation and the expenses associated with such litigation; fluctuations in currency exchange rates; expenses in connection with the investigation of strategic transactions; the failure of MDSI to maintain anticipated levels of expenses in future periods and the risk that cost reduction efforts may adversely affect the ability of MDSI to achieve its business objectives; the risks associated with the collection of accounts receivable; the risks associated with technical difficulties or delays in product introductions and improvements; product development, product pricing or other initiatives of MDSI's competitors; and other risks and uncertainties detailed in MDSI's most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. MDSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                         MDSI MOBILE DATA SOLUTIONS INC.
                 Condensed Consolidated Statements of Operations
                      (Expressed in United States dollars)
                                   (Unaudited)


                                                        Three months ended September 30,    Nine months ended September 30,
                                                       -----------------------------------  ----------------------------------
                                                             2003              2002               2003             2002
                                                       ------------------------------------ ----------------------------------
REVENUE

   Software and services                                 $ 7,923,928       $ 6,614,731        $24,115,757      $17,306,886
   Maintenance and support                                 3,106,842         2,604,604          8,977,973        8,028,155
   Third party products and services                       1,474,247         1,608,091          3,938,929        2,123,912
                                                       ------------------------------------ ----------------------------------
                                                          12,505,017        10,827,426         37,032,659       27,458,953

DIRECT COSTS                                               6,102,959         5,001,027         17,669,419       12,122,089
                                                       ------------------------------------ ----------------------------------
GROSS PROFIT                                               6,402,058         5,826,399         19,363,240       15,336,864
                                                       ------------------------------------ ----------------------------------
OPERATING EXPENSES
   Research and development                                1,324,314         1,277,972          4,022,265        4,236,955
   Sales and marketing                                     2,436,260         3,029,914          8,268,439        9,355,984
   General and administrative                              1,865,251         1,485,729          5,048,174        4,679,736
   Provision for doubtful accounts                           110,000           -                  110,000                -
   Strategic expenses                                              -                 -            825,120                -
                                                       ------------------------------------ ----------------------------------
                                                           5,735,825         5,793,615         18,273,998       18,272,675
                                                       ------------------------------------ ----------------------------------
OPERATING INCOME (LOSS)                                      666,233            32,784          1,089,242       (2,935,811)

OTHER (EXPENSE) INCOME                                       (81,283)           70,509           (542,393)         232,773
                                                       ------------------------------------ ----------------------------------
INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE TAX PROVISION                                       584,950           103,293            546,849       (2,703,038)

INCOME TAX EXPENSE (RECOVERY) FROM CONTINUING
  OPERATIONS                                                 175,574            39,440            418,966         (775,179)
                                                       ------------------------------------ ----------------------------------
NET INCOME (LOSS) FROM CONTINUING OPERATIONS                 409,376            63,853            127,883       (1,927,859)

INCOME FROM DISCONTINUED OPERATIONS                                -            12,419                  -          121,031
                                                       ------------------------------------ ----------------------------------
NET INCOME (LOSS) FOR THE PERIOD                             409,376            76,272            127,883       (1,806,828)

DEFICIT, BEGINNING OF PERIOD                             (25,488,531)      (25,674,881)       (25,207,038)     (23,791,781)
                                                       ------------------------------------ ----------------------------------
DEFICIT, END OF PERIOD                                  $(25,079,155)     $(25,598,609)      $(25,079,155)    $(25,598,609)
                                                       ==================================== ==================================

Earnings (Loss) per common share
Earnings (Loss) from continuing operations
  Basic                                                 $       0.05      $       0.01       $        0.02    $      (0.22)
                                                       ==================================== ==================================
  Diluted                                               $       0.05      $       0.01       $        0.02    $      (0.22)
                                                       ==================================== ==================================
Net Earnings (Loss)
  Basic                                                 $         .05      $      0.01        $        0.02    $       (0.21)
                                                       ==================================== ==================================
     Diluted                                            $         .05      $      0.01        $        0.02    $       (0.21)
                                                       ==================================== ==================================

Weighted average shares outstanding
     Basic                                                     8,204,691         8,170,330          8,197,650       8,582,379
                                                       ==================================== ==================================
     Diluted                                                   8,427,657         8,223,309          8,317,699       8,582,379
                                                       ==================================== ==================================

                         MDSI MOBILE DATA SOLUTIONS INC.
                      Condensed Consolidated Balance Sheets
                      (Expressed in United States dollars)
                                   (Unaudited)


                                                                              As at
                                                                   September 30,    December 31,
                                                                  ---------------------------------
                                                                       2003             2002
                                                                  ---------------- ----------------
ASSETS
     CURRENT ASSETS
     Cash and cash equivalents                                     $ 14,700,688     $  11,016,945
     Accounts receivable, net
     Trade (net of allowance for doubtful accounts
        $2,593,789; 2002 - $2,506,614)                                6,127,073         6,705,088
        Unbilled                                                      5,753,779         5,347,993
     Prepaid expenses and other assets                                1,400,014         1,552,236
                                                                  ---------------- ----------------
                                                                     27,981,554        24,622,262


CAPITAL ASSETS, NET                                                   8,472,227         9,798,087

LONG TERM RECEIVABLE                                                  2,749,860         2,749,860

DEFERRED INCOME TAXES                                                   364,640           534,640
                                                                  ---------------- ----------------
                                                                   $ 39,568,281      $ 37,704,849
                                                                  ================ ================


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                              $  1,710,904      $  1,777,465
     Accrued liabilities                                              4,683,480         3,300,113
     Income taxes payable                                               669,892           602,717
     Deferred revenue                                                 9,161,741         7,503,613
     Current obligations under capital lease                          1,594,703         2,073,906
                                                                  ---------------- ----------------
                                                                     17,820,720       15,257,814

OBLIGATIONS UNDER CAPITAL LEASES                                      1,006,281        1,913,538
                                                                  ---------------- ----------------
                                                                     18,827,001       17,171,352
STOCKHOLDERS' EQUITY
     Common stock                                                    44,288,411       44,208,511
     Additional paid-up capital                                       2,222,128        2,222,128
     Deficit                                                        (25,079,155)     (25,207,038)
     Accumulated other comprehensive loss                              (690,104)        (690,104)
                                                                  ---------------- ----------------
                                                                     20,741,280       20,533,497
                                                                  ---------------- ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 39,568,281     $ 37,704,849
                                                                  ================ ================

                         MDSI MOBILE DATA SOLUTIONS INC.
                 Condensed Consolidated Statements Of Cash Flows
                      (Expressed in United States dollars)
                                   (Unaudited)




                                                            Three months ended September 30,       Nine months ended September 30,
                                                          --------------------------------------------------------------------------
                                                                2003                2002              2003                2002
                                                          ------------------  ------------------------------------ -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss) from continuing operations              $  409,376         $    63,853        $    127,883        $(1,927,859)
   Items not affecting cash:
      Depreciation                                             647,405             512,543           2,150,019          1,949,747
      Deferred income taxes                                          -                   -             170,000           (170,000)
      Changes in non-cash operating working capital items      730,495           1,612,715           3,366,560          1,436,648
                                                          ------------------  ------------------------------------ -----------------
   Net cash provided by operating activities                 1,787,276           2,189,111           5,814,462          1,288,536
                                                          ------------------  ------------------------------------ -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common shares                                     2,867              38,142            79,900              277,218
   Repayment of capital leases                                (596,988)           (550,733)         (1,386,460)        (1,525,629)
                                                          ------------------  ------------------------------------ -----------------
   Net cash used by financing activities                      (594,121)           (512,591)         (1,306,560)        (1,248,411)
                                                          ------------------  ------------------------------------ -----------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition of capital assets                             (198,083)            (677,208)         (824,159)          (1,362,618)
                                                          ------------------  ------------------------------------ -----------------
   Net cash used in investing activities                     (198,083)            (677,208)         (824,159)          (1,362,618)
                                                          ------------------  ------------------------------------ -----------------
   Net cash provided by (used for) continuing operations     995,072               999,312           3,683,743         (1,322,493)

   Net cash used for discontinued operations                       -              (261,321)         -                    (574,030)
                                                          ------------------  ------------------------------------ -----------------
NET CASH INFLOW (OUTFLOW)                                    995,072               737,991           3,683,743         (1,896,523)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD            13,705,616            10,541,566        11,016,945           13,176,080
                                                          ------------------  ------------------------------------ -----------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                   $14,700,688        $ 11,279,557   $    14,700,688         $ 11,279,557
                                                          ==================  ==================================== =================
